File No. 000-27103
--------------------------------------------------------------------------------
      As filed with the Securities & Exchange Commission on August 4, 2000
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                       TRIWEST MANAGEMENT RESOURCES CORP.
                 (Name of small business issuer in its charter)

                                     Nevada
            (State or jurisdiction of Incorporation or organization)

                                      6770
                (Primary Standard Industrial Identification No.)

                                   98-0204700
                      (I.R.S. Employer Classification No.)

                                   Suite 1500
                             885 West Georgia Street
                                 Vancouver, B.C.
                                 V6C 3E8 Canada
(Address of principal place of business or intended principal place of business)

                                   Jason John

                       Triwest Management Resources Corp.
                                   Suite 1500
                             885 West Georgia Street
                                 Vancouver, B.C.
                                 V6C 3E8 Canada
                                  (604)687-0717

            (Name, address and telephone number of agent for service)

                                   Copies to:

                   Gerald R. Tuskey, Personal Law Corporation
                        Suite 1000, 409 Granville Street
                                 Vancouver, B.C.
                                 V6C 1T2 Canada
                                  (604)681-9588

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

----------------------- ------------------- ------------------------- -------------------------- ---------------------
TITLE OF EACH

CLASS OF                                    PROPOSED                  PROPOSED                   AMOUNT OF
SECURITIES TO           AMOUNT TO BE        MAXIMUM OFFERING          MAXIMUM AGGREGATE          REGISTRATION
BE REGISTERED           REGISTERED          PRICE PER UNIT (1)        OFFERING PRICE             FEE
----------------------- ------------------- ------------------------- -------------------------- ---------------------
Common Stock,                100,000                 $1.00                    $100,000                  $26.40
Par value
$0.0001
----------------------- ------------------- ------------------------- -------------------------- ---------------------

(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2:

ITEM NO.             REQUIRED ITEM                                 LOCATION OF CAPTION IN PROSPECTUS
--------             -------------                                 ---------------------------------
1.                   Forepart of the Registration Statement and    Cover Page; Outside Front Page of Prospectus
                     Outside Front Cover of Prospectus

2.                   Inside Front and Outside Back Cover Pages     Inside Front and Outside Back Cover Pages of
                     of Prospectus                                 Prospectus

3.                   Summary Information and Risk Factors          Prospectus Summary; Risk Factors

4.                   Use of Proceeds                               Use of Proceeds

5.                   Determination of Offering Price               Prospectus Summary - Determination of
                                                                   Offering Price; Risk Factors; Plan of
                                                                   Distribution

6.                   Dilution                                      Dilution

7.                   Selling Security Holders                      Not Applicable

8.                   Plan of Distribution                          Plan of Distribution

9.                   Legal Proceedings                             Legal Proceedings

10.                  Director, Executive Officer, Management and   Management
                     Promoters and Control Persons

11.                  Security Ownership of Certain Beneficial      Principal Shareholders
                     Owners and Management

12.                  Description of Securities                     Description of Securities

13.                  Interest of Named Experts and Counsel         Not Applicable

14.                  Disclosure of Commission Position on          Disclosure of Commission Position on
                     Indemnification for Securities Act            Indemnification for Securities Act
                     Liabilities                                   Liabilities

15.                  Organization within Last Five Years           Management, Certain Relationships and Related
                                                                   Transactions

16.                  Description of Business                       Business

17.                  Management's Discussion and Analysis or       Plan of Operation
                     Plan of Operation

18.                  Description of Property                       Description of Property

19.                  Certain Relationships and Related             Certain Relationships and Related
                     Transactions                                  Transactions

20.                  Market for Common Equity and Related          Prospectus Summary, Market for Our Common
                     Stockholder Matters                           Stock; Share Eligible for Future Sale

21.                  Executive Compensation                        Executive Compensation

22.                  Financial Statements                          Financial Statements

23.                  Changes in and Disagreements with             Not Applicable
                     Accountants on Accounting and Financial
                     Disclosure

PART II

24.                  Indemnification of Directors and Officers     Indemnification of Directors and Officers

25.                  Other Expenses of Issuance and Distribution   Other Expenses of Issuance and Distribution

26.                  Recent Sales of Unregistered Securities       Recent Sales of Unregistered Securities

27.                  Exhibits                                      Exhibits

28.                  Undertakings                                  Undertakings

                             INITIAL PUBLIC OFFERING
                                   PROSPECTUS

                       TRIWEST MANAGEMENT RESOURCES CORP.

                         100,000 SHARES OF COMMON STOCK

                                 $1.00 PER SHARE

Triwest Management Resources Corp. is a startup company organized in the State of Nevada as a blank check company. Our sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

We are offering these shares through our president, Mr. Jason John, without the use of a professional underwriter. We will not pay commissions on stock sales.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

This offering will expire 12 months from the effective date of this prospectus. The offering may be extended for an additional 90 days in our discretion.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              Offering Information

                                                            PER SHARE               TOTAL
                                                            ---------               -----
Initial public offering price                                 $1.00              $100,000.00
Underwriting discounts/commissions                            $0.00                    $0.00
Estimated offering expenses                                   $0.00                    $0.00
Net offering proceeds to Triwest Management                   $1.00              $100,000.00
Resources Corp.

The date of this Prospectus is August 4, 2000

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY................................................................................................3
LIMITED STATE REGISTRATION........................................................................................5
SUMMARY FINANCIAL INFORMATION.....................................................................................5
RISK FACTORS......................................................................................................5
   We have no operating history or revenue which would permit you to judge the probability of our success.........5
   Money you invest will be unavailable for your use for an extended period of time...............................5
   The amount of money we are raising may not be enough for us to succeed financially or to fund the development of our business acquisition....................................................................................6
   We have no funds and do not have a full time management team that can conduct a complete investigation and analysis of a target, merger or acquisition candidate.  We may not find a suitable candidate...................6
   A change in control of the company and change in management may occur which could adversely affect our success........................................................................................................6
   There is no market on which our shares trade and there is a limited number of states in which you may sell your shares which severely limits your liquidity...............................................................6
   We have no agreement for a business combination or other transaction in place..................................6
   Our management is under no contractual obligation to remain with us and their departure could cause our business to fail...............................................................................................7
   Our sole director and officer is affiliated with other blank check companies which creates a conflict of interest.......................................................................................................7
   Our proposed acquisition may result in new management and a loss of control of corporate affairs...............7
   We will not engage professional underwriters to help sell our shares...........................................7
   Determination of Offering Price................................................................................8
   Management may sell shares at a premium to the price paid to other shareholders................................8
HOW RULE 419 PROTECTS YOU UNTIL WE FIND AN ACQUISITION CANDIDATE..................................................8
DILUTION..........................................................................................................9
USE OF PROCEEDS..................................................................................................10
CAPITALIZATION...................................................................................................11
DESCRIPTION OF BUSINESS..........................................................................................11
PLAN OF OPERATION................................................................................................12
DESCRIPTION OF PROPERTY..........................................................................................14
PRINCIPAL SHAREHOLDERS...........................................................................................14
MANAGEMENT.......................................................................................................15
EXECUTIVE COMPENSATION...........................................................................................16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................17
LEGAL PROCEEDINGS................................................................................................17
MARKET FOR OUR COMMON STOCK......................................................................................17
DESCRIPTION OF SECURITIES........................................................................................18
SHARES ELIGIBLE FOR FUTURE RESALE................................................................................19
WHERE CAN YOU FIND MORE INFORMATION?.............................................................................19
REPORTS TO STOCKHOLDERS..........................................................................................20
PLAN OF DISTRIBUTION.............................................................................................20
LEGAL MATTERS....................................................................................................21
EXPERTS..........................................................................................................21
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFCATION FOR SECURITIES ACT LIABILITIES...............................21
FINANCIAL STATEMENTS.............................................................................................22
INDEMNIFICATION OF OFFICERS AND DIRECTORS........................................................................24
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION......................................................................24
RECENT SALES OF UNREGISTERED SECURITIES..........................................................................24

                               PROSPECTUS SUMMARY

We are a blank check company subject to Rule 419. We were organized as a vehicle to acquire or merge with another business or company. We have no present plans, proposals or agreements to acquire or merge with any specific business or company nor have we identified any specific business or company for investigation and evaluation for a merger with us. Since our organization, our activities have been limited to the sale of initial shares for our organization and to producing a prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering. We maintain our office at Suite 1500, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8. Our phone number is (604)687-0717.

                                  The Offering

Securities offered by the Company:                100,000 shares of common stock, $0.0001 par value,
                                                  being offered at $1.00 per share.

Common stock outstanding prior to the offering:   500,000 shares

Common stock to be outstanding after the          600,000 shares
offering:

Expiration Date
---------------

This offering will expire 12 months from the date of this prospectus. There is no minimum number of securities that must be sold in the offering. The offering may be extended for an additional 90 days in our discretion.

Prescribed Acquisition Criteria
-------------------------------

Rule 419 requires that, before the cash and shares from this offering can be released, we must sign an agreement to acquire a business meeting certain criteria. The agreement must provide for the acquisition of a business or assets for which the fair value represents at least 80% of the maximum offering proceeds. The agreement must include a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $80,000 (80% of $100,000).

Post-Effective Amendment
------------------------

Once the agreement governing the acquisition of a business meeting the required criteria has been signed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the business to be purchased including audited financial statements, the results of this offering and the use of the money disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer required by Rule 419. The reconfirmation offer must include certain prescribed conditions that must be satisfied before the cash and shares can be released from escrow.

Reconfirmation Offering
-----------------------

The reconfirmation offer must be made after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

     The prospectus contained in the post-effective amendment will be sent to each investor whose shares are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

     Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

     If we do not receive written notification from any investor within 45 business days following the effective date, the portion of the funds and any related interest or dividends held in the escrow account on the investor's behalf will be returned to the investor within 5 business days by first class mail.

     The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $80,000 elect to reconfirm their investment.

     If an acquisition has not closed within 18 months of the effective date of this prospectus, the funds held in the escrow account will be returned to all investors on a proportionate basis within 5 business days by first class mail.

Release Of Securities And Funds
-------------------------------

The cash from this offering will be released to us, and the shares will be released to you, only after:

     The escrow agent has received a signed representation from us that:

     We have signed an agreement for the acquisition of a business whose fair market value represents at least 80% of the maximum offering proceeds and have filed the required post-effective amendment.

     The post-effective amendment has been declared effective.

     We have satisfied all of the prescribed conditions of the reconfirmation offer.

     We have closed the acquisition of a business with a fair value of at least 80% of the maximum proceeds.

                           LIMITED STATE REGISTRATION

Our common shares may not be sold by us or resold by you in the states of Alaska, Arizona, Idaho, Illinois, Iowa, Kansas, Kentucky, Maryland, Massachusetts, Missouri, Nebraska, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Vermont and Washington.

                          SUMMARY FINANCIAL INFORMATION

The table below contains certain summary historical financial data. The historical financial data for the year ended March 31, 2000 has been derived from our audited financial statements which are contained in this Prospectus.

                                 March 31, 2000

                                INCOME STATEMENT:

                                                          Fiscal Year Ended
                                                            March 31, 2000
                                                              (Audited)
Revenue                                                            $0.00
Expenses                                                      $15,956.00
Net Income (loss)                                            $(15,956.00)
Basic Earnings (loss) per share                                   ($0.03)
Number of Common Shares Outstanding                           500,000

BALANCE SHEET (at end of period)
Total Assets                                                       $0.00
Total Liabilities                                              $1,570.00
Total Shareholders Equity (Net Assets)                        $(1,570.00)
Net Income (loss) per share on a fully diluted basis              ($0.03)

                                  RISK FACTORS

An investment in our business is risky and could result in a loss of your entire investment. The risk factors include the following:

We have no operating history or revenue which would permit you to judge the probability of our success.
--------------------------------------------------------------------------------
We have no operating history nor any revenues from operations since our incorporation. We have no significant assets or financial resources. Our lack of operating history makes it very difficult for you to make an investment decision based upon our managerial skill or ability to successfully complete a merger with an acquisition candidate. In the event our business fails as a result of our lack of experience, you could lose your entire investment.

Money you invest will be unavailable for your use for an extended period of time.
--------------------------------------------------------------------------------
It is likely that we will require many months to locate an acquisition candidate. It is possible that you will have to wait 18 months from the effective date of this prospectus for the return of your funds without interest. Your funds will be unavailable for any other use during this period. Any money you invest in us will be returned only in the event investors representing 80% of the maximum offering proceeds do not elect to reconfirm their investment in the business combination which we may select.

The amount of money we are raising may not be enough for us to succeed financially or to fund the development of our business acquisition.
--------------------------------------------------------------------------------
As of March 31, 2000, we had $0.00 in assets and $1,570 in liabilities. We had $0.00 in our treasury. Even if all the shares which we are offering are sold, the proceeds may not be enough for us to fund the development of our acquisition candidate. Many of the acquisition candidates we will be reviewing will require large sums of money to succeed, perhaps even millions of dollars. If we are unable to raise additional financing, our company could fail and you could lose your entire investment.

We have no funds and do not have a full time management team that can conduct a complete investigation and analysis of a target, merger or acquisition candidate. We may not find a suitable candidate.
--------------------------------------------------------------------------------
We do not have funds to hire skilled managers and current management of our company has limited time to complete a full investigation of potential acquisition candidates. As a result, we may make a poor decision in which business which we acquire or we may be unable to identify any acquisition candidate. In the event we do not identify an acquisition candidate, you will lose the use of your investment money without interest for a period of approximately 18 months. In the event management makes a poor decision on which candidate should be acquired and this offering is reconfirmed as required by Rule 419, you may lose your entire investment as a result of the failure of our business.

A change in control of the company and change in management may occur which could adversely affect our success.
--------------------------------------------------------------------------------
A business combination involving the issuance of our shares may result in shareholders of a private company obtaining a controlling interest in our company. A business combination may also result in our director being required to resign or in management being required to sell all or a portion of their shares. A change of control or change in management could result in the appointment of new members of management who are not as capable as current management or who may make business decisions which cause the failure of our company.

There is no market on which our shares trade and there is a limited number of states in which you may sell your shares which severely limits your liquidity.
--------------------------------------------------------------------------------
Even if we are successful in completing a merger or acquisition, we may not be successful in listing our shares on a public market. Until our shares are listed on a public market, you have no liquidity to sell your shares and you will not be able to obtain a return on your investment. If our shares are never listed on a public market, it may be impossible for you to recover the money you invested in our shares. The following states restrict the sale and resale of shares of blank check companies: Alaska, Arizona, Idaho, Illinois, Iowa, Kansas, Kentucky, Maryland, Massachusetts, Missouri, Nebraska, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Vermont and Washington. You are unable to liquidate your investment by selling our shares in these states.

We have no agreement for a business combination or other transaction in place.
------------------------------------------------------------------------------

We have no arrangement, agreement or understanding to engage in a merger, joint venture or acquisition of a private or public entity. We may not successfully identify a suitable business opportunity or conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. In the event that we are unable to complete a business acquisition, the funds you invest will be unavailable for your use for up to 18 months.

Our management is under no contractual obligation to remain with us and their departure could cause our business to fail.
--------------------------------------------------------------------------------
Our sole director and officer, Mr. Jason John, has varied business interests and is working for other blank check companies. Mr. John has not signed a written employment agreement with us and we cannot afford to pay Mr. John. In the event Mr. John decides to resign as director and officer of our company, we may be unable to attract another qualified officer and director which would severely impact the company's ability to find an acquisition candidate. In the event Mr. John resigns after we conclude an acquisition, his departure could result in the failure of our company and the loss of your entire investment.

Our sole director and officer is affiliated with other blank check companies which creates a conflict of interest.
--------------------------------------------------------------------------------
Our sole director and officer is affiliated with two other blank check companies, Eastern Management Corp. and Tripacific Development Corporation which creates a conflict of interest. The identification of a merger target or acquisition candidate is the sole responsibility of Mr. John. He will decide which of the blank check companies he is affiliated with will acquire which acquisition candidate. As a result, it is possible that Mr. John may choose acquisition candidates for other blank check companies instead of our company or may choose a more successful acquisition candidate for another blank check company. This conflict of interest could result in our company never identifying an acquisition candidate or in selecting a poor acquisition candidate resulting in the failure of our business. Mr. John also has other business interests which demand his time and attention and which may conflict with his ability to devote sufficient time to us to make our business a success.

Our proposed acquisition may result in new management and a loss of control of corporate affairs.
--------------------------------------------------------------------------------
A business combination involving the issuance of our common stock may result in our current shareholders losing controlling interest to the shareholders of another company. If this occurs, our sole officer and director, Mr. Jason John, may be forced or requested to resign his positions in order for new management to be appointed. New management may make business decisions which are not in the interest of our current shareholders and a change of control may result in our current shareholders losing direction over our corporate affairs.

We will not engage professional underwriters to help sell our shares.
-------------------------------------------------------------------------------
We are selling shares through our president, Mr. Jason John, without the use of a professional securities underwriting firm. Professional underwriters have extensive contacts and networks which they can rely on in raising money for companies. Professional underwriters also conduct extensive due diligence on potential acquisition candidates. Our management does not have an extensive network of contacts which can finance our company nor does our management have the time availability to complete a due diligence review of acquisition candidates to the extent that would be completed by a professional underwriter. Our decision not to use a professional underwriter could result in us not raising enough capital to attract an acquisition candidate or in selecting a poor acquisition candidate. The result could be the failure of our business and the loss of your entire investment.

Determination of Offering Price
-------------------------------
The offering price of $1.00 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

     Estimates of our business potential
     Our limited financial resources
     The amount of equity desired to be retained by present shareholders The amount of dilution to the public
     The general condition of the securities markets

Management may sell shares at a premium to the price paid to other shareholders.
--------------------------------------------------------------------------------
Management may consent to the purchase of a portion or all of their shareholdings as a condition or in connection with a proposed merger or acquisition. A premium may be paid for management shares in connection with such a merger or acquisition transaction as management shares represent a control position in the company. The potential for management's shares being purchased at a premium could put management in a conflict of interest position where management's own pecuniary interests rank ahead of those of the company's other shareholders. This could result in management agreeing to an acquisition which is in management's best interests and which may be less beneficial to the company's other shareholders.

        HOW RULE 419 PROTECTS YOU UNTIL WE FIND AN ACQUISITION CANDIDATE

Rule 419 requires that your money and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

     (1) We must sign an agreement for the acquisition of a business or asset which has a fair value of at least 80% of the maximum offering proceeds

     (2) We must file a post-effective amendment to the registration statement that includes the results of this offering including how much we raised, how much we have spent and what we still have in escrow. We must disclose the specific amount and use of funds spent by us, including, payments to officers, directors, controlling shareholders or affiliates. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

     (3) We will mail a copy of the prospectus to each investor within five business days of a post-effective amendment. After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the cash and shares.

Accordingly, we have entered into an escrow agreement with City National Bank which provides that:

     Your funds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and interest, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, Canadian government or federal government securities or securities for which the principal or interest is guaranteed by the Canadian government or federal government.

     All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may not be transferred or disposed.

                                    DILUTION

The difference between the initial public offering price per share of our shares and the net tangible book value per share after this offering constitutes the dilution to investors in our offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

As of March 31, 2000, our net tangible book value was $(1,570.00) or $(0.003) per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 100,000 shares of common stock offered through this prospectus at an initial public offering price of $1.00 per share, and after deducting estimated expenses of the offering, our adjusted pro forma net tangible book value as of March 31, 2000, would have been $98,430 or $0.164 per share. This represents an immediate increase in net tangible book value of $0.167 per share to existing shareholders and an immediate dilution of $0.836 per share to investors in this offering. The following table illustrates this per share dilution:

         Public offering price per share                                      $1.00

         Net tangible book value per share before offering                   $(0.003)

         Increase per share attributable to new investors                     $0.167
                                                                              ------

         Dilution per share to new investors                                  $0.836
                                                                              ======

---------------------------------------- -------------------------------------- --------------------------------------
        NUMBER OF SHARES BEFORE            MONEY RECEIVED FOR SHARES BEFORE       NET TANGIBLE BOOK VALUE PER SHARE
               OFFERING                                OFFERING                            BEFORE OFFERING
---------------------------------------- -------------------------------------- --------------------------------------
                500,000                                  0.00                                 $(0.003)
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
        NUMBER OF SHARES AFTER                   TOTAL AMOUNT OF MONEY            PRO-FORMA NET TANGIBLE BOOK VALUE
               OFFERING                           RECEIVED FOR SHARES                 PER SHARE AFTER OFFERING
---------------------------------------- -------------------------------------- --------------------------------------
                600,000                               100,000.00                               $0.167
---------------------------------------- -------------------------------------- --------------------------------------

As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.

----------------------------- --------------------------------- -------------------------------- ----------------
                                      SHARES PURCHASED                TOTAL CONSIDERATION        AVERAGE PRICE
----------------------------- ---------------- ---------------- --------------- ---------------- ----------------
                                  NUMBER           PERCENT          AMOUNT          PERCENT      PAID PER SHARE
----------------------------- ---------------- ---------------- --------------- ---------------- ----------------
New Investors                     100,000          16.67%          $100,000.00      99.99%            $1.00
----------------------------- ---------------- ---------------- --------------- ---------------- ----------------
Existing Shareholders             500,000          83.33%               $50.00       0.01%            $0.0001
----------------------------- ---------------- ---------------- --------------- ---------------- ----------------

                                 USE OF PROCEEDS

The gross proceeds of this offering will be $100,000. While Rule 419 permits 10% of the funds ($10,000) to be released from escrow to us, we do not intend to request release of these funds. This offering is not contingent on a minimum member of shares to be sold and will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. We will receive these funds if we close a business combination.

We have not incurred and do not intend to incur any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances that would change this policy. Accordingly, no portion of the proceeds are being used to repay debt. It is anticipated that management will pay the expenses of the offering, estimated to be $10,000.

After the reconfirmation offering and the closing of a business combination, we will receive $100,000 less any amount returned to investors who did not reconfirm their investment under Rule 419.

Offering expenses referred to in the following table include filing, printing, legal, accounting, transfer agent and escrow agent fees. Management will pay these expenses estimated to be $10,000. All offering proceeds will be held in escrow pending a business combination.

                                                  ASSUMING MAXIMUM OFFERING
                                                  -------------------------

                                              AMOUNT                   PERCENT
                                              ------                   -------
Offering Expenses                                  $0.00                  0%
Working Capital                              $100,000.00                 100%

Total                                        $100,000.00                 100%

The money we receive will be put into the escrow account pending closing of a business combination and reconfirmation. These funds will be in an insured bank account in either a certificate of deposit, interest bearing savings account or in short term Canadian or federal government securities as placed by City National Bank.

                                 CAPITALIZATION

The following table shows our capitalization as of March 31, 2000.

Stockholders' Equity:
Common stock, $0.0001 par value;
Authorized 100,000,000 shares,
Issued and outstanding 500,000 shares                                    $50.00

Additional paid-in capital                                           $16,009.00
Deficit accumulated during the development period                   ($17,629.00)
Total stockholders equity                                            ($1,570.00)
Total Capitalization                                                 ($1,570.00)

                             DESCRIPTION OF BUSINESS

We were incorporated on July 18, 1997 under the laws of the State of Nevada to engage in any lawful corporate purpose. Other than issuing shares to our shareholders, we have not commenced any operational activities. We are a blank check company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

Our sole officer and director, Mr. Jason John, has been instrumental in setting up our company. Mr. John provides free office space to the company and has financed the company's costs to date.

The Securities and Exchange Commission defines blank check companies as any development stage company that is issuing a penny stock and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies. Management does not intend to undertake any efforts to cause a market to develop in our securities until we have successfully implemented our business plan.

Lock-up Agreement
-----------------

Each of our shareholders has executed and delivered a "lock-up" letter agreement, affirming that they shall not sell their shares of common stock until we have successfully consummated a merger or acquisition and we are no longer classified as a "blank check" company. While management believes that the procedures established to preclude any sale of our securities before closing of a merger or acquisition will be sufficient, we cannot assure you that the procedures established will unequivocally limit any shareholder's ability to sell their securities before a closing.

                                PLAN OF OPERATION

We seek to acquire assets or shares of a business that generates revenues, in exchange for our shares. . When this registration statement becomes effective, our President will attempt to find an acquisition candidate. Our President has not engaged in any preliminary contact or discussions with any other company regarding the possibility of an acquisition or merger as of the date of this registration statement.

We will provide our shareholders with complete disclosure documentation concerning potential business opportunities. Disclosure is expected to be in the form of a proxy or information statement.

Our Director intends to obtain certain assurances of value, including statements of assets and liabilities, material contracts or accounts receivable statements before closing a transaction.

We will remain a shell corporation until a merger or acquisition candidate is identified. It is anticipated that our cash requirements will be minimal, and that all necessary capital will be provided by the directors or officers. We do not anticipate having to raise capital in the next twelve months. We do not expect to acquire any plant or significant equipment.

We have no full time employees. Mr. Jason John is our only part time employee. Mr. John has agreed to allocate a portion of his time to our activities, without compensation. Mr. John anticipates that our business plan can be implemented by him devoting approximately ten (10) hours per month to our business affairs. We do not expect any significant changes in the number of employees.

General Business Plan
---------------------

Our purpose is to acquire an interest in a business which seeks the perceived advantages of an Exchange Act registered corporation. We will not restrict our search to any specific business or, industry. Management anticipates that it may be able to participate in only one potential business venture because we have nominal assets and limited financial resources.

We may seek a business combination with companies that have recently commenced operations. It is likely that any business we select will require additional capital to expand into new products or markets.

We anticipate that the selection of a business opportunity will be complex and extremely risky. Due to general economic conditions, rapid technological advances and shortages of available capital, management believes there are numerous firms seeking the perceived benefits of a publicly registered corporation. Business opportunities may occur in different industries and at various stages of development.

We currently have no capital to provide to the owners of business opportunities. However, management believes we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by Mr. Jason John who is not a professional business analyst. Management intends to concentrate on identifying business opportunities that may be brought to our attention through Mr. John's business associations. In analyzing prospective business opportunities, management will consider:

     *    the available technical, financial and managerial resources;
     *    working capital and other financial requirements;
     *    history of operations, if any;
     *    prospects for the future;
     *    nature of present and expected competition;
     * the quality and experience of management services that may be available and the depth of that management;
     *    the potential for further research, development, or exploration;
     * specific risk factors which could be anticipated to impact our proposed activities;
     *    the potential for growth or expansion;
     *    the potential for profit;
     * the perceived public recognition of acceptance of products, services, or trades;
     *    name identification; and
     *    other relevant factors.

We expect to meet personally with management and key personnel of the business opportunity as part of our due diligence investigation. To the extent possible, we intend to utilize written reports and personal investigations to evaluate businesses. We will not acquire or merge with any company that cannot provide audited financial statements within a reasonable period of time after closing of the proposed transaction.

Our management will rely upon their own efforts and, to a much lesser extent, the efforts of our shareholders, in accomplishing our business purposes. We do not anticipate using outside consultants or advisors, except for legal counsel and accountants. If we do retain an outside consultant or advisor, any cash fee will be paid by the prospective merger/acquisition candidate, as we have no cash assets.

We anticipate that we will incur nominal expenses in the implementation of our business plan. Because we have no capital to pay these anticipated expenses, present management will pay these charges with their personal funds, as interest free loans. If additional funding is necessary, management and or shareholders will continue to provide capital or arrange for additional outside funding. If a merger candidate cannot be found within a reasonable period of time, management will not continue to provide capital.

How Our Acquisition May be Structured
-------------------------------------

To close our business acquisition, we may become party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. On closing, it is probable that our present management and shareholders will no longer be in control. In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders. Management may negotiate or consent to the purchase of all or a portion of our stock. Any terms of sale of the shares presently held by officers and/or directors will be also afforded to all other shareholders on similar terms and conditions. All sales will be made in compliance with the securities laws of the United States and any applicable state.

Management may visit material facilities, obtain independent verification of information and check references of management and key personnel. We will participate in a business opportunity only after the negotiation and signing of appropriate written agreements

Negotiations with target company management are expected to focus on the percentage of our company that the target company shareholders will acquire. Our percentage ownership in the combined company will likely be significantly lower than our current ownership interest.

Competition
-----------

We are an insignificant participant among the firms that engage in the acquisition of business opportunities. There are many established venture capital groups and financial concerns that have significantly greater financial and personnel resources and technical expertise than we do. In view of our extremely limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

                             DESCRIPTION OF PROPERTY

We have no properties and at this time have no agreements to acquire any properties. We intend to acquire assets or a business in exchange for our securities.

We operate from our offices at Suite 1500, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8, Canada. Space is provided to the Company on a rent free basis by Mr. John, a director of the Company, and it is anticipated that this arrangement will remain until we successfully consummate a merger or acquisition. Management believes that this space will meet our needs for the foreseeable future.

                             PRINCIPAL SHAREHOLDERS

The table below lists the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

                           NAME AND                     AMOUNT AND
                           ADDRESS OF                   NATURE OF
                           BENEFICIAL                   BENEFICIAL             PERCENT OF
TITLE OF CLASS             OWNER                        OWNER                  CLASS
Common                     Devinder Randhawa
                           Suite 104                          152,000          30.4%
                           1456 St. Paul Street,
                           Kelowna, B.C.
                           V1Y 2E6

Common                     Bob Hemmerling
                           1908 Horizon Drive                 152,000          30.4%
                           Kelowna, B.C.
                           V1Z 3L3
Common                     Management as a group                    0          0%

The balance of our outstanding common stock is held by eight (8) persons.

Mr. Devinder Randhawa and Mr. Bob Hemmerling are the founders and promoters of our company. Both Mr. Randhawa and Mr. Hemmerling have prior experience with blank check companies and are familiar with blank check company reporting requirements and acquisition requirements.

                                   MANAGEMENT

Our director and officer is as follows:

NAME                            AGE             POSITION
Jason John                      32              President, Secretary and Director

The above listed officer and director will serve until the next annual meeting of the shareholders or until his death, resignation, retirement, removal, or disqualification, or until his successors have been elected. Vacancies in the existing Board of Directors are filled by majority vote of the remaining directors. Our officer serves at the will of the Board of Directors. There are no family relationships between any executive officer or director.

Resumes
-------

Mr. Jason John was appointed to his positions on September 17, 1999. He devotes his time as necessary to our business, which time is expected to be nominal.

Prior to joining the Company, Mr. John was employed by the Shaftsbury Brewing Company where he was involved in product promotion and marketing. Prior to working with the Shaftsbury Brewing Company Mr. John was employed at Gray Beverage as an account manager and merchandiser. While employed by Gray Beverage Mr. John was responsible for implementing many new operational systems which resulted in an increase in the company's efficiency in many areas. Currently, Mr. John is employed at Ensign Drilling. Ensign Drilling is a leading company in oil and gas exploration in Canada.

Mr. John has no prior experience as an officer or director of a blank check company, and has no prior direct experience in identifying emerging companies for investment and/or business combinations.

Conflicts of Interest
---------------------

Our sole officer and director is also an officer and director of Eastern Management Corp. and Tripacific Development Corp. These three companies are also blank check companies.

Our officers and directors are now and may in the future become shareholders, officers or directors of blank check companies. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf and on behalf of other companies. We do not have a right of first refusal to opportunities that come to management's attention.

                             EXECUTIVE COMPENSATION

No compensation has been awarded to, earned by or paid to our officers and/or directors since our inception. Management has agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until we have generated revenues from operations. As of the date of this registration statement, we have no funds available to pay officers or directors. Further, our director is not accruing any compensation pursuant to any agreement with us.

------------------------------------------------------------------------------------------------------------------------
                                              SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------- -------------------------------------- ----------
                                                                              Long Term Compensation
-------------------------------- ------------------------------------- -------------------------- ----------- ----------
                                         Annual Compensation                    Awards            Payouts
------------------------ ------- ------------ ----------- ------------ ------------ ------------- ----------- ----------
          (a)             (b)        (c)         (d)          (e)          (f)          (g)          (h)         (i)
------------------------ ------- ------------ ----------- ------------ ------------ ------------- ----------- ----------
                                                             Other                                               All
                                                            Annual     Restricted    Securities                 Other
  Name and Principle                                        Comp-        Stock       Underlying      LTIP       Comp-
      Position                     Salary       Bonus      ensation     Award(s)    Option/SARs    Payouts     ensation
                         Year        ($)         ($)          ($)          ($)          (#)          ($)         ($)
------------------------ ------- ------------ ----------- ------------ ------------ ------------- ----------- ----------
Jason John,              1999/      $0.00       $0.00        $0.00        $0.00          0          $0.00       $0.00
President, Secretary     2000
and Director
------------------------ ------- ------------ ----------- ------------ ------------ ------------- ----------- ----------

If we successfully complete a merger or acquisition, it is possible that the company may employ or retain one or more members of our management for the purposes of providing services to the surviving entity. Management has agreed to disclose any discussions concerning possible employment to the Board of Directors and to abstain from voting on the transaction.

It is possible that management associates may refer a merger or acquisition candidate to us. In the event we complete a transaction with an entity referred by associates of management, it is possible that the associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by us as part of the terms of the proposed transaction, or will be in the form of cash consideration. If compensation is in the form of cash, payment will be made by the acquisition or merger candidate. The amount of any finder's fee cannot be determined as of the date of this registration statement, but is expected to be comparable to consideration normally paid in like transactions, which ranges up to ten (10%) percent of the transaction price. No member of management will receive a finders fee, either directly or indirectly, as a result of their efforts to implement our business plan.

No retirement, pension, profit sharing, stock option or insurance programs have been adopted by us for the benefit of our employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

                                LEGAL PROCEEDINGS

There is no litigation pending or threatened by or against us.

                           MARKET FOR OUR COMMON STOCK

There is no trading market for our common stock. There has been no trading market to date. Management has not discussed market making with any market maker or broker dealer.

Market Price

Our common stock is not quoted at the present time. The Securities and Exchange Commission has adopted a rule that established the definition of a "penny stock," as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

* that a broker or dealer approve a person's account for transactions in penny stocks; and

* the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

* obtain financial information and investment experience and objectives of the person; and

* make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule relating to the penny stock market, which, in highlight form,

* sets forth the basis on which the broker or dealer made the suitability determination; and

* that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Escrow

The common stock under this offering will remain in escrow until the closing of a business combination under the requirements of Rule 419.

Holders

There are ten (10) holders of our common stock. In July, 1997, we issued 500,000 of common stock for services in formation and organization valued at $0.0001 per share ($50.00). All of our issued and outstanding shares of common stock were issued in accordance with the exemption from registration afforded by Section 4(2) of the Securities Act of 1933.

Dividends

We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent

The Company's registrar and transfer agent is The Nevada Agency and Trust Company Suite 880, Bank of America Plaza, 50 West Liberty Street, Reno, Nevada, 89501.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares, of common stock, par value $0.0001 per share. There are 500,000 shares of common stock issued and outstanding as of the date of this filing.

Common Stock

All shares of common stock have equal voting rights and are entitled to one vote per share in all matters to be voted upon by shareholders. Our shares have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of our issued shares represented at any meeting where a quorum is present will be able to elect the entire Board of Directors. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution of preferred amounts. All shares of our common stock issued and outstanding are fully paid and non-assessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock out of funds legally available for that purpose. We have no intention to issue additional shares other than under this registration statement.

There are no outstanding options or warrants to acquire our shares. The 500,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. We are offering 100,000 shares of our common stock at $1.00 per share. Dilution to the investors in this offering shall be approximately $0.836 per share.

                        SHARES ELIGIBLE FOR FUTURE RESALE

There is no public market for our common stock. A public market for our common stock may not develop or be sustained after this offering. Sales of common stock in the public market after this offering could cause our share price to drop and could adversely affect our ability to raise capital through an offering of shares.

Upon completion of this offering, we will have 600,000 shares outstanding. The 100,000 shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act unless purchased by affiliates of Triwest Management Resources Corp. Sales of our shares to residents of Alaska, Arizona, Idaho, Illinois, Iowa, Kansas, Kentucky, Maryland, Massachusetts, Missouri, Nebraska, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Vermont and Washington may only be effected by registration in those states.

                      WHERE CAN YOU FIND MORE INFORMATION?

We are a reporting company, and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on August 20, 1999. We have filed a registration statement with the SEC on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                             REPORTS TO STOCKHOLDERS

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on March 31.

                              PLAN OF DISTRIBUTION

We offer the right to subscribe for 100,000 shares at $1.00 per share. No compensation is to be paid to any person for the offer and sale of the shares.

The offering shall be conducted by our president. Although he is associated person with us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

         He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

         He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         He is not an associated person of a broker or dealer at the time of his participation in the sale of our securities.

         He will restrict his participation to the following activities:

         A. Preparing written communications or delivering written communications through the mails or other means that does not involve oral solicitation by him of a potential purchaser; and

         B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document; or

         C. Transactions involving offers and sales of our shares made under a plan or agreement submitted for the vote or consent of shareholders of any company we may acquire in connection with a merger or plan of acquisition involving the exchange of the acquired company's shares or assets for shares of our company.

Our shares may be sold under Rule 144 of the Securities Act of 1933 beginning one year after the shares were issued, provided such date is at least 90 days after the date of this prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock offered by this prospectus may not simultaneously engage in market making activities for our common stock during the applicable "cooling off" periods before the start of the distribution.

We Arbitrarily Determined Our of Offering Price

The initial offering price of $1.00 per share has been arbitrarily determined by us, and bears no relationship to our assets, earnings, book value or any other objective standard of value. Among the factors we considered were:

     A.   The lack of operating history;

     B.   The proceeds to be raised by the offering;

     C. The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders;

     D.   The current market conditions in the over-the-counter market

How You Can Buy Our Shares

You can purchase our shares by completing and signing the share purchase agreement which is attached to this prospectus. The completed share purchase agreement and your payment must be delivered to us before the expiration of our offering. The purchase price of $1.00 per share must be paid by check, bank draft or money order payable in U.S. dollars to "Triwest Management Resources Corp.".

All funds received from investors will be placed into an escrow account until we have complied with Rule 419.

                                  LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by Antoine Devine of Evers & Hendrickson, LLP of San Francisco, California.

                                     EXPERTS

Our financial statements as of the period ended March 31, 2000 included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Cordovano & Harvey, P.C., certified public accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFCATION FOR
                           SECURITIES ACT LIABILITIES

The Nevada Revised Statutes authorize us to indemnify directors or officers under certain circumstances and subject to certain limitations. Our Bylaws provide for the indemnification of directors and officers to the full extent permitted by Nevada law.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.

In the opinion of the U.S. Securities and Exchange Commission, indemnification for liabilities arising under the '33 Act to officers, directors or persons controlling us is against public policy as expressed in the '33 Act, and is therefore unenforceable.

                              FINANCIAL STATEMENTS

The following financial statements are attached to this report and filed as a part of this Registration Statement.

F-1      Financial Statements

                    TRIWEST MANAGEMENT RESOURCES CORPORATION


                          (A DEVELOPMENT STAGE COMPANY)


                              FINANCIAL STATEMENTS

                                      With

                          INDEPENDENT AUDITORS' REPORT

                                 March 31, 2000



















                                  Prepared By:

                           Cordovano and Harvey, P.C.
                          Certified Public Accountants
                                Denver, Colorado

To the Board of Directors and Shareholders
Triwest Management Resources Corporation

                          INDEPENDENT AUDITORS' REPORT

We have audited the balance sheet of Triwest Management Resources Corporation (a development stage company) as of March 31, 2000 and the related statements of operations, shareholders' equity and cash flows for the year ended March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Triwest Management Resources Corporation as of March 31, 2000, and the related statements of operations and cash flows for the year ended March 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has a substantial dependence on the success of its development stage activities, significant losses since inception, lack of liquidity, and a working capital deficiency at March 31, 2000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note
A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Cordovano and Harvey, P.C
Denver, Colorado
June 19, 2000

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Triwest Management Resources Corporation (a development stage company) as of March 31, 1999 (not separately included herein) and the related statements of income, shareholders' deficit, and cash flows for the year ended March 31, 1999 and from July 23, 1997 (inception) through March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Triwest Management Resources Corporation as of March 31, 1999, and the related statements of operations and cash flows for the years ended March 31, 1999 and 1998, and for the period from July 23, 1997 (inception) through March 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 (not separately included herein), the Company is in the development stage and has no operations as of March 31, 1999. The deficiency in working capital as of March 31, 1999 raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 5 (not separately included herein). The financial statements do not include any adjustments that might result from the outcome of these uncertainties.




/s/Kish, Leake, and Associates, P.C.
Certified Public Accountants
Englewood, Colorado
June 24, 1999

                    TRIWEST MANAGEMENT RESOURCES CORPORATION
                          (A Development Stage Company)

                                  BALANCE SHEET


                                 March 31, 2000

                                     ASSETS

                                                                     TOTAL ASSETS                  $     -
                                                                                  =========================

                     LIABILITIES AND SHAREHOLDERS' (DEFICIT)

LIABILITIES
      Accounts payable and accrued liabilities ..................................                  $ 1,570
                                                                                  -------------------------
                                                                TOTAL LIABILITIES                    1,570
                                                                                  -------------------------

SHAREHOLDERS'  (DEFICIT)
      Common stock, $.0001 par value, 100,000,000 shares
         authorized, 500,000 shares issued and outstanding ......................                       50
      Additional paid-in capital ................................................                   16,009
      Deficit accumulated during the development stage ..........................                  (17,629)
                                                                                  -------------------------
                                                     TOTAL SHAREHOLDERS' (DEFICIT)                  (1,570)
                                                                                  -------------------------
                                                                                                   $     -
                                                                                  =========================




                See accompanying notes to financial statements.

                    TRIWEST MANAGEMENT RESOURCES CORPORATION
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                                                                            July 18, 1997
                                                                   Year Ended                                 (inception)
                                                ----------------------------------------------------            Through
                                                       March 31,                   March 31,                   March 31,
                                                         2000                        1999                        2000
                                                ------------------------    ------------------------    ------------------------
                                                                                                              (unaudited)
COSTS AND EXPENSES
     Legal fees ...........................                   $   9,553                    $      -                    $  9,553
     Accounting fees ......................                       2,108                       1,623                       3,731
     Licenses and fees ....................                         170                           -                         170
     Printing costs .......................                       4,125                                                   4,125
     Stock-based compensation for
         organizational costs (Note B) ....                           -                           -                          50
                                                ------------------------    ------------------------    ------------------------
                       LOSS FROM OPERATIONS                     (15,956)                     (1,623)                    (17,629)
                                                ------------------------    ------------------------    ------------------------

INCOME TAX BENEFIT (EXPENSE) (NOTE C)
     Current tax benefit ..................                       3,038                         309                       3,356
     Deferred tax expense .................                      (3,038)                       (309)                     (3,356)
                                                ------------------------    ------------------------    ------------------------

                                   NET LOSS                   $ (15,956)                   $ (1,623)                   $(17,629)
                                                ========================    ========================    ========================

     BASIC AND DILUTED
        LOSS PER COMMON SHARE .............                   $       *                    $      *                    $     *
                                                ========================    ========================    ========================

     BASIC AND DILUTED WEIGHTED AVERAGE
        COMMON SHARES OUTSTANDING .........                     500,000                     500,000                     500,000
                                                ========================    ========================    ========================


       *  Less than .01 per share





                See accompanying notes to financial statements.

                    TRIWEST MANAGEMENT RESOURCES CORPORATION
                         (A Development Stage Company)

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                July 18, 1997 (inception) through March 31, 2000

                                                                  Preferred Stock           Common Stock
                                                                -------------------    ----------------------
                                                                 Shares     Amount       Shares       Amount
                                                                --------  ---------    -----------   --------
Beginning balance, July 18, 1997 ...........................          -        $ -              -        $ -

Common stock issued in exchange
    for organization costs .................................          -          -        500,000         50

Net loss for the period ended March 31, 1997 ...............          -          -              -          -
                                                                --------  ---------    -----------   --------
                                     BALANCE, MARCH 31, 1997          -          -        500,000         50

Net loss for year ended March 31, 1998 .....................          -          -              -          -
                                                                --------  ---------    -----------   --------
                                     BALANCE, MARCH 31, 1998          -          -        500,000         50

Third party expenses paid by an affiliate on behalf
    of the Company .........................................          -          -              -          -
Net loss for year ended March 31, 1999 .....................          -          -              -          -
                                                                --------  ---------    -----------   --------
                                     BALANCE, MARCH 31, 1999          -          -        500,000         50

Third party expenses paid by an affiliate on behalf
    of the Company .........................................          -          -              -          -
Net loss for year ended March 31, 2000 .....................          -          -              -          -
                                                                --------  ---------    -----------   --------
                                     BALANCE, MARCH 31, 2000          -        $ -        500,000        $50
                                                                ========  =========    ===========   ========

                                                                                       Deficit
                                                                                     Accumulated
                                                                  Additional           During
                                                                   Paid-In           Development
                                                                   Capital              Stage                Total
                                                                 -------------      -------------        -----------
Beginning balance, July 18, 1997 ...........................           $     -          $      -            $     -

Common stock issued in exchange
    for organization costs .................................                 -                 -                 50

Net loss for the period ended March 31, 1997 ...............                 -               (50)               (50)
                                                                 -------------      -------------        -----------
                                     BALANCE, MARCH 31, 1997                 -               (50)                 -

Net loss for year ended March 31, 1998 .....................                 -                 -                  -
                                                                 -------------      -------------        -----------
                                     BALANCE, MARCH 31, 1998                 -               (50)                 -

Third party expenses paid by an affiliate on behalf
    of the Company .........................................               131                 -                131
Net loss for year ended March 31, 1999 .....................                 -            (1,623)            (1,623)
                                                                 -------------      -------------        -----------
                                     BALANCE, MARCH 31, 1999               131            (1,673)            (1,492)

Third party expenses paid by an affiliate on behalf
    of the Company .........................................            15,878                 -             15,878
Net loss for year ended March 31, 2000 .....................                 -           (15,956)           (15,956)
                                                                 -------------      -------------        -----------
                                     BALANCE, MARCH 31, 2000           $16,009          $(17,629)           $(1,570)
                                                                 =============      =============        ===========

                See accompanying notes to financial statements.

                    TRIWEST MANAGEMENT RESOURCES CORPORATION
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS


                                                                                                            July 18, 1997
                                                                                 Year Ended                 (inception)
                                                                      ---------------------------------       Through
                                                                         March 31,         March 31,          March 31,
                                                                           2000              1999               2000
                                                                      ---------------   ---------------   ---------------
                                                                                                            (unaudited)
OPERATING ACTIVITIES
          Net loss ...............................................          $(15,956)          $(1,623)         $(17,629)

          Non-cash transactions:
             Stock-based compensation for
                 organizational costs (Note B) ...................                 -                 -                50
         Third party expenses paid by affiliate on
           behalf of the company, recorded as
           additional-paid-in capital ............................            15,878               131            16,009
          Changes in operating assets and liabilities:
             Accounts payable and accrued liabilities ............                78             1,492             1,570
                                                                     ---------------   ---------------   ---------------
                                                NET CASH (USED IN)
                                              OPERATING ACTIVITIES          $      -           $     -          $      -
                                                                     ---------------   ---------------   ---------------

                                              NET CASH PROVIDED BY
                                              FINANCING ACTIVITIES                 -                 -                 -
                                                                     ---------------   ---------------   ---------------

                                                NET CHANGE IN CASH                 -                 -                 -
         Cash, beginning of period ...............................                 -                 -                 -
                                                                     ---------------   ---------------   ---------------
                                               CASH, END OF PERIOD          $      -           $     -          $      -
                                                                     ===============   ===============   ===============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
              Interest ...........................................          $      -           $     -          $      -
                                                                     ===============   ===============   ===============
              Income taxes .......................................          $      -           $     -          $      -
                                                                     ===============   ===============   ===============


Non-cash financing activities:
               500,000 shares common stock
                  issued for services ............................          $      -           $     -          $     50
                                                                     ===============   ===============   ===============


                See accompanying notes to financial statements.

                    TRIWEST MANAGEMENT RESOURCES CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements


NOTE A: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------
Triwest Management Resources Corporation (the "Company") was incorporated under the laws of Nevada on July 18, 1997 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standard (SFAS) No. 7.

The Company has been in the development stage since inception and has no operations to date.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company with no revenue as of March 31, 2000 and has incurred losses of $(15,956), $(1,623) and $(17,629) for the years ended March 31, 2000 and 1999 and for the period July 18, 1997 (inception) through March 31, 2000, respectively. The Company has no operating history or revenue, no assets, and continuing losses which the Company expects will continue for the foreseeable future. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. An affiliate of the Company plans to continue advancing funds on an as needed basis and in the longer term, revenues from the operations of a merger candidate, if found. The Company's continuation as a going concern is dependent upon continuing capital advances from an affiliate and commencing operations or locating and consummating a business combination with an operating company. There is no assurance that the affiliate will continue to provide capital to the Company or that the Company can commence operations or identify such a target company and consummate such a business combination. These factors, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Summary of significant accounting policies
------------------------------------------

Cash equivalents
----------------
The Company's financial instruments consist of accounts payable and accrued liabilities. For financial accounting purposes and the statement of cash flows, cash equivalents include all highly liquid debt instruments purchased with an original maturity of three months or less.

                    TRIWEST MANAGEMENT RESOURCES CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements


NOTE A: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Use of estimates
----------------
The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Income Taxes
------------
The Company reports income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

Loss per common share
---------------------
The Company has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128") which requires the disclosure of basic and diluted earnings per share. Basic earnings per share is calculated using income available to common shareowners divided by the weighted average of common shares outstanding during the year. Diluted earnings per share is similar to basic earnings per share except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares, such as options, had been issued. The Company has a simple capital structure and no outstanding options at March 31, 2000. Therefore, dilutive earnings per share are not applicable and accordingly have not been presented

Fiscal year
-----------
The Company operates on a fiscal year ending on March 31.

                    TRIWEST MANAGEMENT RESOURCES CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements


NOTE A: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Stock based compensation
------------------------
SFAS No. 123, "Accounting for Stock-Based Compensation" was issued in October 1995. This accounting standard permits the use of either a fair value based method or the method defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") to account for stock-based compensation arrangements. Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and earnings per share that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB 25. For stock issued to officers the fair value approximates the intrinsic value. Therefore, no pro forma disclosures are presented.

Fair value of financial instruments
-----------------------------------
SFAS 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The Company has determined, based in available market information and appropriate valuation methodologies, the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, accounts payable, and other accrued liabilities approximate fair value due to the short-term maturity of the instruments.

Recently issued accounting pronouncements
-----------------------------------------
The Company has adopted the following new accounting pronouncements for the year ended March 31, 2000. There was no effect on the financial statements presented from the adoption of the new pronouncements.

Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements.

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers.

SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

                    TRIWEST MANAGEMENT RESOURCES CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements


NOTE A: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONCLUDED

SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," requires an entity to recognize all derivatives on a balance sheet, measured at fair value.

In June 1999, the FASB issued SFAS No. 137, which amended the implementation date for SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

Statement of Position ("SOP") 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This SOP requires that entities capitalize certain internal-use software costs once certain criteria are met.

SOP 98-5, "Reporting on the Costs of Start-Up Activities." Sop 98-5 provides, among other things, guidance on the reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred.

The Company will continue to review these new accounting pronouncements over time to determine if any additional disclosures are necessary based on evolving circumstances.

NOTE B: RELATED PARTY TRANSACTIONS

The Company maintains a mailing address at the address of its sole officer and director (see Note E). The address is 1500-885 West Georgia, Vancouver, B.C. V6C 3E8, Canada. At this time the Company has no need for an office.

The Company has issued an ex-officer 500,000 shares of common stock in exchange for services related to management and organization costs of $50.00.

The new officer and director will provide administrative and marketing services as needed. The officer and director may, from time to time, advance to the Company any additional funds that the Company needs for costs in connection with searching for or completing an acquisition or merger (See Note E).

The Company does not maintain a checking account and all expenses incurred by the Company are paid by an affiliate. For the fiscal year ended March 31, 2000 the Company incurred $9,553 in legal expense, $2,108 in accounting expense, $170 in filing fees, and $4,125 in printing costs. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional-paid-in capital.

                    TRIWEST MANAGEMENT RESOURCES CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements


NOTE C: INCOME TAXES

A reconciliation of U.S. statutory federal income tax rate to the effective rate for the period from July 18, 1997 (inception) through March 31, 2000 is as follows:

                                                                                                  July 18,
                                                                                                    1997
                                                                                                (inception)
                                                      Year Ended           Year Ended             Through
                                                      March 31,             March 31,            March 31,
                                                         2000                 1999                  2000
                                                 --------------------- -------------------- ---------------------
U.S. statutory federal rate                             15.00%               15.00%                15.00%
State income tax rate, net of federal benefit            4.04%                4.04%                 4.04%
Offering costs, permanent difference                     0.00%                0.00%                 0.00%
Net operating loss (NOL) for which no tax
  Benefit is currently available                       -19.04%              -19.04%               -19.04%
                                                 --------------------- -------------------- ---------------------
                                                         0.00%                0.00%                 0.00%
                                                 ===================== ==================== =====================

The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended March 31, 2000 and 1999 was $2,729 and $299, respectively. The change in the valuation allowance for the period from July 18, 1997 (inception) through March 31, 2000 was $3,356. NOL carryforwards at March 31, 2000 will begin to expire in 2012. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

NOTE D: SHAREHOLDERS' EQUITY

Common Stock
------------
The Company initially authorized 25,000 shares of $1.00 par value common stock. On July 18, 1997 the Board of Directors approved an increase in authorized shares to 100,000,000 and changed the par value to $.0001. On July 18, 1997 the Company issued 500,000 shares of common stock for services valued at $.0001 per share, or $50.

                    TRIWEST MANAGEMENT RESOURCES CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements


NOTE D: SHAREHOLDERS' EQUITY, CONCLUDED

On June 14, 1999 the Company filed amended articles with the state of Nevada to change the authorized shares of common stock originally approved by the Board of Directors on July 18, 1997 from 25,000, no par value to 100,000,000, $.0001 par. Nevada Revised Statutes Section 78.385 (c) treats this amendment as if it was filed on July 18, 1997, therefore, giving the Company enough shares for the original issuance of 500,000 shares of common stock.

NOTE E: SUBSEQUENT EVENTS

Change in management
--------------------
In May 2000 the officers and directors of the Company resigned and a single officer and director was appointed.

                                     PART II

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Article VI of our Bylaws states certain indemnification rights. Our Bylaws provide that we possess and may exercise powers of indemnification for officers, directors, employees, agents and other persons. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used to satisfy any liabilities subject to indemnification.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All expenses of our offering are being paid by management. These expenses include registration fees of $26.40, accounting fees of $2,000 and legal fees of approximately $5,000.

                     RECENT SALES OF UNREGISTERED SECURITIES

In July, 1997, we issued 500,000 common shares at $0.0001 per share to our founding shareholder in consideration for services valued at $100. The sale of our common shares was not a public offering and no underwriter or agent was used. We relied on the exemption contained in section 4(2) of the Securities Act of 1933.

Item 27  Exhibits
3.1*     Articles of Incorporation

3.2*     Amendment to Articles of Incorporation filed June 14, 1999
3.3*     Bylaws
4.1*     Form of Lock Up Agreement Executed by the Company's Shareholders
4.1.1*   Specimen Informational Statement

5.1      Opinion of Evers & Hendrickson with respect to the legality of the shares being registered
23.1     Consent of Cordovano & Harvey

23.2     Consent of Evers & Hendrickson (included in Exhibit 5.1)
27.1     Financial Data Schedule
99.1**   Escrow Agreement
99.2     Subscription Agreement

*        Previously filed
**       To be filed in an amendment

Item 28 -- Undertakings

We undertake that we will:

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on August 4, 2000.


                                   TRIWEST MANAGEMENT RESOURCES CORP.

                                   /s/ Jason John
                                   ------------------------------
                                   Jason John, President,
                                   Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                       TITLE                          DATE
---------                       ------                         ----
/s/ Jason John                  President, Secretary           August 4, 2000
--------------                  and Director
Jason John

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.